UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2006 (July 26, 2006)

CARSUNLIMITED.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------- (State or other Jurisdiction of Incorporation)	000-28195 ----------------------- (Commission File Number)	11-3535204 ---------------------- (IRS Employer ID No.)

444 Madison Avenue, 18th Floor
New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 308-2233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Carsunlimited.com, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believed”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 26, 2006, the Registrant increased its number of authorized shares from three hundred million shares to one billion shares of common stock. The Board of Directors and a majority of the issued and outstanding shares of capital stock of the Registrant approved the increase in the authorized shares.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment to Articles of Incorporation

(1)    Filed with the Company’s Amendment to Registration Statement on Form SB-2 filed on May 19, 2001 and incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2006

CARSUNLIMITED.COM, INC.

By:	/s/ Daniel Myers
Daniel Myers Chief Executive Officer, President and Secretary